UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2014

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure

On December 31, 2014, Vishay Intertechnology, Inc. ("Vishay") acquired all of the remaining outstanding shares of Taiwan-based Capella Microsystems (Taiwan), Inc. (GreTai Securities Market: 3582) ("Capella")  pursuant to the terms of its previously announced merger agreement with Capella.  Capella is a fabless IC design company specializing in optoelectronic products.

Vishay initially acquired 88.95% of Capella's outstanding shares in a tender offer, which was completed in September 2014.

Capella has been included in Vishay's consolidated financial statements since the acquisition of its 88.95% interest, with the net earnings attributable to the 11.05% non-controlling interest excluded from net earnings attributable to Vishay stockholders.  The completion of the merger will result in 100% of Capella's results being included in net earnings attributable to Vishay stockholders subsequent to December 31, 2014.

A copy of the press release announcing the completion of the tender offer is attached as Exhibit 99.1 to this report.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 31, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2014

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer